UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2018

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective June 30, 2018, we entered into a Third Amended and Restated Credit Agreement with our secured lender. The new credit agreement amends the Second Amended and Restated Credit Agreement with Permian Pelican, LLC, our majority stockholder, in the following principal respects:

•	Permian Pelican, LLC has assigned its rights and obligations under the credit agreement to its affiliate, Permian Pelican Financial, LLC.

•	The maturity date of the facility has been extended from December 31, 2019 to June 30, 2021. However, the new facility institutes a requirement for monthly principal payments of $83,333.33.

•	The facility combines the term loan and delayed draw term loan into an aggregate term loan of $5.6 million.

•	The facility increases the revolving credit commitment to $1.7 million, of which $1.0 million was outstanding as of June 30, 2018.

The interest rate for borrowings under the credit agreement continues to be 6 month LIBOR + 3% per annum. Interest is paid monthly on the fifth business day following the last business day of each month, commencing July 2018. The obligations under the credit agreement are guaranteed by all of our subsidiaries and secured by substantially all of our assets. The credit agreement contains customary events of default and covenants including restrictions on our ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, grant liens and sell assets.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: July 6, 2018	By:	/s/ Greg Price
	Name:	Greg Price
	Title:	President and COO

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